EXHIBIT 10.1


THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER TILE SECURITIES ACT OF 1933 AS AMENDED, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN
COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                            SECURED PROMiSSORY NOTE
$ 100,000                                                         March 17, 2006
                                                                 Magnolia, Texas

For value received Bluestar Health, Inc, a Colorado corporation (the "Company"), promises to pay to Brass Bulls Corp., a Florida corporation, or its assigns (the "Holder") the principal sum of One Hundred Thousand Dollars ($100,000). The principal hereof and any unpaid accrued interest thereon, shall be due and payable on or before 5:00 p.m. Central Standard Time, on April 17, 2006 (unless such payment date is accelerated as provided in Section 6 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 5 hereof, interest shall accrue on the outstanding principal amount at the rate of percent (10%) per annum, compounded annually based on a 365-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full.

1. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

2. TRANSFERABILITY. This Note shall not he transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company, which consent will not be unreasonably withheld,

3. SECURITY. This Note is secured by a security interest in up to a total of 600,000 shares of the Company's common stock owned by Alfred Oglesby (the "Oglesby Shares"), an affiliate of the Company, that is necessary to pay off all outstanding amounts owed to Holder at the time Holder issues a Notice of Default to the Company. In the event. of any Default under Section 4 of this Note, and after any applicable Notice of Default period, the Holder shall he entitled to foreclose and take possession of the Oglesby Shares and dispose of them in any way it sees fit (subject to the restrictions applicable under Rule 144 of the Securities Act of 1933), in its sole discretion, to pay off any outstanding amounts due to the Holder under this Note. The foreclosure on the Oglesby Shares shall not be the Holder's sole recourse for any amounts due under this Note. In the event that the Holder forecloses and takes possession of the Oglesby Shares, the Holder will have recourse against the Company, and the Company will remain responsible for any difference between the amount still owed under this Note and the money received for the sale of the Oglesby Shares. If the Holder is forced to foreclose on the Oglesby Shares then the Mr. Oglesby will deliver to the Holder the Company common stock that Mr. Oglesby has owned the longest.

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4. DEFAULT, The occurrence of any one of the following events shall constitute an Event of Default:

          (a) The nonpayment, when due, of any principal or interest pursuant to this Note;

          (b) The material breach of any representation or warranty in this Note, in the event the Holder becomes aware of a breach of this Section 4(b), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have five (5) business days after notice to cure such breach;

          (c) The breach, of any covenant or undertaking, not otherwise provided for in this Section 4;

          (d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial pan of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

          (e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company ("Notice of Default"), declare all or any portion of the unpaid principal amount due to Holder, together with all seemed interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

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5. NOTICES. All notices required or permitted her under shall he in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

         If to the Company:         Bluestar Health, Inc.
                                    5892 FM 1488
                                    Magnolia, TX 77354
                                    Attn: President
                                    Facsimile No.: (936) 32l-6477

         with a copy to:            The Lebrecht Group, APLC
                                    9900 Research Dr.
                                    Irvine, CA 92618
                                    Attn: Brian A. Lebrecht, Esq.
                                    Facsimile No.: (949) 635-1244

         if to Holder:              Brass Bulls Corp.

                                    -----------------------------
                                    -----------------------------

                                    Attn.
                                         ------------------------

                                    Facsimile No.:
                                                  -----------------------

     or at such other address as the Company, or Purchaser may designate by ten
(10) days advance written notice to the other Party hereto.

6. GOVERNING LAW; VENUE. The terms of this Note shall be construed in accordance with the laws of the State of Texas, as applied to contracts entered into by Texas residents within the State of Texas, and to be performed entirely within the State of Texas. The parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Montgomery County, Texas.

7. ATTORNEY'S FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, including reasonable attorney's fees, whether or not suit is instituted.

8. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall he canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

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9, MODIFiCATION; WAVER. No modification or waiver of any provision of this
Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note as of the date first written above.


Bluestar Health, Inc.
a Colorado corporation



/s/  Tom Redmon
-----------------------------
By:  Tom Redmon
Its: President


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